Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 01/31/2012


Due to the restrictions in the format of form N-SAR, all breakpoints of the investment advisory fee were unable to be listed. Below is a complete list of the breakpoints:

Series 1

48.

Step		Asset Value ($000's ommitted)		Annual Fee Rate

first		$  3000000				0.550%
next		$  1000000				0.540%
next		$  1000000				0.530%
next		$  1000000				0.520%
next		$  1000000				0.510%
next		$  3000000				0.500%
next		$  8000000				0.485%
next		$  7000000				0.470%
next		$  8000000				0.455%
next		$  7000000				0.440%
next		$  8000000				0.425%
next		$  7000000				0.410%
next		$       				0.000%
next		$       				0.000%
over            $ 55000000                              0.395%



Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 1

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  85124

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $      -
	    Class C	      $      -
	    Class R	      $   1436
	    Class Y	      $  57252

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $  0.20

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $     -
    	    Class C	      $     -
	    Class R	      $  0.08
	    Class Y	      $  0.29

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A            414444

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B 	        11750
	    Class C             97967
	    Class R	        16782
	    Class Y	       191954


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 34.09

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 32.60
	    Class C           $ 32.89
	    Class R	      $ 34.15
	    Class Y           $ 34.44